EXHIBIT 4.8

SERVISFIRST BANK
8.25% Subordinated Note due June 1, 2016

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

THIS SECURITY IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT UPON ANY LIQUIDATION OF SERVISFIRST BANK (THE “ISSUER”) AS TO PRINCIPAL, INTEREST AND PREMIUM TO OBLIGATIONS TO THE ISSUER’S DEPOSITORS AND TO THE ISSUER’S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS.

THIS SECURITY IS UNSECURED AS TO THE ISSUER’S ASSETS OR THE ASSETS OF ANY AFFILIATE OF THE ISSUER, INCLUDING, BUT NOT LIMITED TO, SERVISFIRST BANCSHARES, INC., AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE ISSUER.

THE ISSUER SHALL NOT PAY ANY DIVIDENDS OR INTEREST ON THIS SECURITY (IF SUCH INTEREST IS REQUIRED TO BE PAID ONLY OUT OF NET PROFITS) OR DISTRIBUTE ANY CAPITAL ASSETS IF IT IS IN DEFAULT IN THE PAYMENT OF ANY ASSESSMENT DUE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”); PROVIDED, HOWEVER, THAT, IF SUCH DEFAULT IS DUE TO A DISPUTE BETWEEN THE ISSUER AND THE FDIC OVER THE AMOUNT OF SUCH ASSESSMENT, SUCH PROHIBITION ON THE PAYMENT OF DIVIDENDS OR INTEREST SHALL NOT APPLY IF THE ISSUER DEPOSITS SECURITY SATISFACTORY TO THE FDIC FOR PAYMENT UPON FINAL DETERMINATION OF THE ISSUE.

IF THE ISSUER BECOMES CRITICALLY UNDERCAPITALIZED, THEN IT IS PROHIBITED, BEGINNING 60 DAYS AFTER BECOMING CRITICALLY UNDERCAPITALIZED, FROM MAKING ANY PAYMENT OF PRINCIPAL OR INTEREST ON THIS SECURITY UNLESS SUCH PAYMENT IS APPROVED BY THE FDIC.

THE ISSUER MAY PREPAY OR REDEEM THIS SECURITY PURSUANT TO THAT CERTAIN AGREEMENT TO PURCHASE SUBORDINATED NOTES DATED JUNE 23, 2009 AND SECTION 3 OF THIS NOTE, PROVIDED THAT THE ISSUER MAY NOT RETIRE ANY PART OF THE OBLIGATION EVIDENCED BY THIS SECURITY WITHOUT THE PRIOR WRITTEN CONSENT OF THE FDIC OR THE ISSUER’S PRIMARY FEDERAL REGULATOR, IF OTHER THAN THE FDIC.  ANY PREPAYMENT OR REDEMPTION OF THIS SECURITY IS SUBJECT TO ANY AND ALL PRIOR APPROVAL AND OTHER REQUIREMENTS THAT MAY BE IMPOSED BY ANY BANK REGULATORY AUTHORITY (AS DEFINED HEREIN) HAVING JURISDICTION OVER THE ISSUER OR SERVISFIRST BANCSHARES, INC.

No. 1	Principal Amount:	$5,000,000

Date of Issue: June 23, 2009

ServisFirst Bank
8.25% Subordinated Note due June 1, 2016

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT (A) REGISTRATION UNDER THAT ACT OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

1.           Payment.

(a)           SERVISFIRST BANK, an Alabama banking corporation (the “Issuer”), for value received, hereby promises to pay to ALABAMA HOME BUILDERS SELF INSURERS FUND, a statutory trust, or its registered assigns (the “Noteholder”), the principal sum of $5,000,000 on June 1, 2016 (the “Maturity Date”) and to pay interest thereon at the rate of 8.25% per annum (computed on the basis of a 360-day year of twelve 30-day months) from the date of issuance of this 8.25% Subordinated Note due June 1, 2016 (this “Note”) or from the most recent Interest Payment Date to which interest has been paid or duly provided, on March 1, June 1, September 1, and December 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2009, until the principal hereof is paid or made available for payment.

(b)           Any payment of principal of or interest on this Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the scheduled date for payment, and no interest shall accrue in respect of such payment for the period after such scheduled date.  The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in Birmingham, Alabama or any city where payment is to be made hereunder are generally authorized or required by law or executive order to be closed.

2.           Optional Redemption. From and after June 1, 2012, the Issuer may, at its sole option and subject to obtaining prior approval, if required at the time, of the Federal Deposit Insurance Corporation (the “FDIC”) or other applicable bank regulatory authorities (collectively with the FDIC, the “Bank Regulatory Authorities”), redeem this Note in whole or in part on any Interest Payment Date at a redemption price of 100% of the principal amount of this Note (or so much thereof as is being redeemed), plus any accrued but unpaid interest; provided, however, that any amount called for redemption shall be at least $50,000 or an integral multiple of $1,000 in excess thereof.

When any portion of this Note has been called for redemption as provided hereby, such portion of this Note shall cease to be outstanding and to bear interest from and after the redemption date, provided that the redemption price, plus any accrued but unpaid interest, has been paid to the Noteholder.

3.           Subordination.  The indebtedness of the Issuer evidenced by this Note, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the Issuer’s obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to The Federal Reserve Bank of Atlanta and the FDIC, and any to any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of its assets by the FDIC, pursuant to the provisions of 12 U.S.C. 1823 (c), (d) or (e), whether now outstanding or hereafter incurred (except any other obligations which by their terms rank on a parity with or subordinate to this Note).  In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all obligations of the Issuer (except any other obligations which by their terms rank on a parity with or subordinate to this Note) shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Note.  In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the Noteholder, together with the holders of any obligations of the Issuer ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof and the accrued but unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Note.

Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms.

4.           Consolidation, Merger and Sale of Assets.  The Issuer shall not consolidate with or merge into another entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)           the continuing entity formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the Issuer substantially as an entirety shall be a corporation, association or general partnership or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly shall assume, by a supplemental agreement executed and delivered to the Noteholder in form reasonably satisfactory to the Noteholder, the due and punctual payment of the principal of and any premium and interest on this Note according to its terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and

(b)           immediately after giving effect to such transaction, no Event of Default (as defined hereinbelow), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

5.           Events of Default; Acceleration  If any of the following events shall occur and be continuing (each, an “Event of Default”):

(a)           the Issuer shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of its property; or

(b)           a court or other governmental agency or body having jurisdiction in the matter shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of the property of the Issuer, or for the winding up of the affairs or business of the Issuer, and such decree or order shall have remained in force for 60 days without being dissolved or stayed;

then, and in each such case, unless the principal of this Note already shall have become due and payable, the Noteholder may, by notice in writing to the Issuer, declare the principal amount of this Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.  The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, notice of default, and all other notices.  The Issuer also waives the benefit of any exemptions under the Constitution and laws of the State of Alabama and the United States of America that are not specifically preserved herein.

Promptly after the occurrence of an Event of Default, the Issuer shall mail to the Noteholder, at its address shown on the Issuer’s records, written notice of such Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice.

THIS NOTE MAY NOT BE REPAID PRIOR TO THE MATURITY DATE, WHETHER PURSUANT TO AN ACCELERATION UPON AN EVENT OF DEFAULT OR OTHERWISE, WITHOUT THE PRIOR APPROVAL OF THE FDIC AND ANY OTHER REQUIRED APPROVALS BY BANK REGULATORY AUTHORITIES.

6.           Failure to Make Payment.  In the event of the Issuer’s failure to make any payment of principal of or interest on this Note (and, in the case of any payment of interest, such failure to pay shall have continued for 30 days), the Issuer will, upon demand of the Noteholder, pay to such Noteholder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note (the “Default Rate”), to the extent permitted by applicable law.  If the Issuer fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.  The Issuer agrees to pay all costs, expenses and attorneys’ fees actually and reasonably incurred by the Noteholder in connection with the enforcement of the payment of this Note.

7.           Payment Procedures.  Payment of the principal and interest payable on the Maturity Date will be made by wire transfer in immediately available funds to a bank account in the United States designated by the Noteholder, upon presentation and surrender of this Note at the office of the Issuer in Birmingham, Alabama, or at such other place or places as the Noteholder may reasonably request, provided that this Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures.  Payments of interest (other than interest payable on the Maturity Date) shall be made by check or wire transfer, at the sole discretion of the Issuer, to the Noteholder.  Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Note is registered at the close of business on February 15, May 15, August 15, or November 15, as the case may be, next preceding such Interest Payment Date (each such date being referred to herein as the “Regular Record Date” for the corresponding Interest Payment Date), except that interest not so punctually paid, if any, will be paid to the Noteholder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Noteholder not less than 10 calendar days prior to such Special Record Date.  (The Regular Record Dates and the Special Record Dates, if any, are referred to herein collectively as the “Record Dates”).  To the extent permitted by applicable law, interest shall accrue at the Default Rate on any amount of principal of or interest on this Note not paid when due.  All payments on this Note shall be applied first to accrued but unpaid interest and then the balance, if any, to principal.

8.           Form of Payment.  Payments of principal of and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

9.           Registration of Transfer, Subordinated Note Register.  This Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, by the Noteholder in person, or by his attorney duly authorized in writing, at the principal office of the Issuer in the City of Birmingham, Alabama.  The Issuer shall maintain a register providing for the registration of this Note and any exchange or transfer thereof (the “Subordinated Note Register”).  Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and the Issuer shall deliver in exchange therefor a Note or Notes of like aggregate principal amount, each in a denomination of $1,000,000 or any amount in excess thereof which is an integral multiple of $1,000 and that is or are registered in such name or names requested by the Noteholder.  Any Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer) be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Issuer in form satisfactory to the Issuer, duly executed by the Noteholder or his attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued as the Issuer may reasonably request to comply with applicable law, and accompanied by a legal opinion of counsel reasonably satisfactory to the Issuer that the transfer of the Note does not violate any requirements of federal or applicable state securities law.  No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date.

10.         Charges and Transfer Taxes.  No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

11.         Ownership.  Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Noteholder in whose name this Note is registered in the Subordinated Note Register as the absolute owner of this Note for the purpose of receiving payments of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is then overdue, and the Issuer and the Note shall not be affected by any notice to the contrary.

12.         Priority.  This Note ranks pari passu in the event of any insolvency proceeding, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceeding with respect to, or any liquidation or winding up of, the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt which may be expressly stated to be senior to or subordinate to the Notes.

13.         Notices.  All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at

ServisFirst Bank
Attention: William M. Foshee
Executive Vice President and Chief Financial Officer
Post Office Box 1508
Birmingham, Alabama  35201-1508

(If by overnight courier:)
850 Shades Creek Parkway, Suite 100
Birmingham, Alabama  35209)

or at such other address as the Issuer may notify the Noteholder in writing from time to time.  All notices to the Noteholder shall be in writing and sent by United States First Class Mail or overnight courier to each Subordinated Noteholder at his, her or its address as set forth in the Subordinated Note Register.  All such notices shall be deemed to have been given five Business Days after having been deposited in United States Mail, First Class postage prepaid, or one Business Day after having been delivered to an overnight courier.

14.         Modification. This Note may not be amended or modified by the Issuer without the consent of the Noteholder.  This Note may not be amended or modified by the Issuer for the purpose of changing the Maturity Date or other terms of the Subordinated Notes without the prior consent of the FDIC and any other required approvals by Bank Regulatory Authorities.

15.         Absolute and Unconditional Obligation of the Issuer. No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

16.         Waiver and Consent.

(a) Any consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b)         No delay or omission of the Noteholdere to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

17.         Further Issues. The Issuer may, without the consent of the Noteholder, create and issue additional notes having the same terms and conditions as this Note (except for the issue date and issue price) so that such further notes shall be consolidated and form a single series with this Note.  Any such issuance will either be registered or issued pursuant to an exemption from registration under the Securities Act of 1933, as then in effect, or similar laws or regulations issued by the applicable banking agency.

18.         Governing Law. This Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of Alabama, applied without giving effect to any conflicts-of-law principles.

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and delivered as of the Date of Issue shown hereon.

SERVISFIRST BANK

By:	/s/ Thomas A Broughton III

	Name:	Thomas A Broughton III

	Title:	President & CEO